Exhibit 99.2
1900 Crystal Drive Retail (rendering) INVESTOR PRESENTATION NOVEMBER 2022

DISCLOSURES FORWARD - LOOKING STATEMENTS Certain statements contained herein may constitute “forward - looking statements” as such term is defined in Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended .. Forward - looking statements are not guarantees of performance .. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties .. Consequently, the future results of JBG SMITH Properties (“JBG SMITH”, the “Company”, “we”, “us”, “our” or similar terms) may differ materially from those expressed in these forward - looking statements .. You can find many of these statements by looking for words such as “approximate”, “hypothetical”, “potential”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this Investor Presentation .. Investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in our Annual Report on Form 10 - K for the fiscal year ended December 31 , 2021 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID - 19 pandemic .. We also note the following may impact our forward - looking statements : the risks associated with the failure to enter into and/or complete contemplated acquisitions or dispositions within the price ranges anticipated and on the terms and timing anticipated, or at all ; the impact of COVID - 19 and the ensuing economic turmoil on our Company, net operating income, same store net operating income, net asset value, stock price, occupancy rates, revenue from our multifamily and commercial portfolios, operating costs, deferrals of rent, uncollectible operating lease receivables, parking revenue, and burn - off of rent abatement ; whether the recent decline in demand for office space will continue or accelerate and the impact of such decline on our ability to renew or lease - up expiring office space ; whether the assumed capitalization rates for components of our portfolio are accurate ; whether our National Landing office portfolio is significantly undervalued to the extent that our assumptions suggest or at all ; whether we would be successful in securing the proceeds of our estimated potential multifamily borrowing capacity on attractive terms or at all ; the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt ; changes to the amount and manner in which tenants use space ; whether we incur additional costs or make additional concessions or offer other incentives to existing or prospective tenants to reconfigure space ; whether the Washington, DC region will be more resilient than other parts of the country in any recession and whether DC metro asking rents will be more resilient than those in other gateway markets ; our annual dividend per share and dividend yield ; annualized net operating income ; whether in the case of our multifamily portfolio, our anticipated incremental annualized net operating income will be realized ; whether our future capital recycling efforts will be successful and will be at or above NAV ; whether in the case of our under - construction assets, estimated square feet, estimated number of units and in the case of our near - term and future development assets, estimated potential development density are accurate ; the amount and timing of planned infrastructure and educational improvements in National Landing related to Amazon .. com, Inc .. ’s (“Amazon”) additional headquarters and the Virginia Tech Innovation Campus ; the economic impact, job growth and related demand for multifamily and commercial properties of Amazon’s additional headquarters on the DC region and National Landing and the speed with which such impact occurs and Amazon’s plans for accelerated hiring and in - person work requirements ; the impact of our role as the exclusive developer, property manager and retail leasing agent in connection with Amazon’s new headquarters ; our development plans related to Amazon’s additional headquarters ; whether National Landing will benefit economically from its proximity to the Department of Defense and elevated defense spending ; whether our plans related to our investment in 5 G wireless spectrum across National Landing will be a significant demand catalyst ; whether the required 5 G sites will be delivered on the anticipated timeline or at all ; whether our target markets continue to be fast - growing ; whether future supply or construction delays will inhibit our ability to time new multifamily deliveries to meet market demand ; whether the number of retailers and multifamily units in National Landing will increase on the anticipated timelines ; whether the entitlement process for our Development Pipeline will be completed at all and on the expected timeline ; whether anticipated near - term net operating income contributions, anticipated resiliency of the DC area and our contemplated shift to multifamily will be realized and, if realized, will have a positive impact on our share price ; in the case of our Under Construction and Near - Term Development Pipeline, the estimated completion date, stabilization date, estimated incremental investment, yield on cost, total investment, projected NOI, targeted NOI yield, estimated stabilized value and estimated value creation ; whether we will shift to majority multifamily on the timing anticipated or at all ; whether we can access agency debt secured by our currently unencumbered multifamily assets in a timely manner, in the amounts we estimate, on reasonable terms or at all ; whether our estimated borrowing capacity is accurate ; whether our newly delivered assets and the assets in our Development Pipeline will generate the stabilized annualized NOI anticipated ; whether our newly delivered assets will stabilize on the timing anticipated and deliver the expected annualized NOI ; whether we will succeed in our contemplated recycling of disposition proceeds into acquisitions yielding the anticipated stabilized capitalization rates ; and whether the allocation of capital to our share repurchase plan has any impact on our share price .. Many of the factors that will determine the outcome of these and our other forward - looking statements are beyond our ability to control or predict .. These factors include, among others : adverse economic conditions in the Washington, DC metropolitan area, including in relation to COVID - 19 , the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors .. For further discussion of factors that could materially affect the outcome of our forward - looking statements and other risks and uncertainties, see “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Cautionary Statement Concerning Forward - Looking Statements in the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2021 and other periodic reports the Company files with the Securities and Exchange Commission .. For these statements, we claim the protection of the safe harbor for forward - looking statements contained in the Private Securities Litigation Reform Act of 1995 .. You are cautioned not to place undue reliance on our forward - looking statements .. All subsequent written and oral forward - looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section .. We do not undertake any obligation to release publicly any revisions to our forward - looking statements to reflect events or circumstances occurring after the date hereof .. 2

DISCLOSURES PRO RATA INFORMATION We present certain financial information and metrics in this release "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics .. Financial information "at JBG SMITH Share" is calculated on an asset - by - asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information .. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP .. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization .. We do not control the unconsolidated real estate ventures and do not have a legal claim to our co - venturers' share of assets, liabilities, revenue and expenses .. The operating agreements of the unconsolidated real estate ventures generally allow each co - venturer to receive cash distributions to the extent there is available cash from operations .. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions .. With respect to any such third - party arrangement, we would not be in a position to exercise sole decision - making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third - party not involved .. We and our respective co - venturers may each have the right to trigger a buy - sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co - venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction .. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls .. To the extent our co - venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected .. Because of these limitations, the non - GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP .. Occupancy, non - GAAP financial measures, leverage metrics, operating assets, and operating metrics presented in our investor presentation exclude our 10 .. 0 % subordinated interest in one commercial building and our 33 .. 5 % subordinated interest in four commercial buildings, as well as the associated non - recourse mortgages payable, held through unconsolidated real estate ventures, as our investment in each real estate venture is zero, we do not anticipate receiving any near - term cash flow distributions from the real estate ventures and we have not guaranteed their obligations or otherwise committed to providing financial support .. MARKET DATA Market data and industry forecasts are used in this Investor Presentation, including data obtained from publicly available sources .. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information is not assured .. We have not independently verified any such information .. 3

DISCLOSURES AMAZON In November 2018 , Amazon announced it had selected sites in National Landing as the location of its new headquarters .. We currently have leases with Amazon totaling 1 .. 0 million square feet at six office buildings in National Landing .. We have sold to Amazon two of our National Landing development sites, Metropolitan Park and Pen Place .. We are currently constructing two new office buildings for Amazon on Metropolitan Park, totaling 2 .. 1 million square feet, inclusive of over 50 , 000 square feet of street - level retail with new shops and restaurants .. We are the developer, property manager and retail leasing agent for Amazon's new headquarters at National Landing .. In connection with Amazon's new headquarters in National Landing, the Commonwealth of Virginia enacted an incentives bill, which provides tax incentives to Amazon to create a minimum of 25 , 000 new full - time jobs and potentially 37 , 850 full - time jobs in National Landing with average annual wage targets for each calendar year, starting with $ 150 , 000 in 2019 , and escalating 1 .. 5 % per year .. JBG SMITH, alongside Amazon, Virginia Tech, and federal, state and local governments plan to invest more than $ 12 billion, including infrastructure investments, that will directly benefit National Landing .. This includes approximately $ 6 billion of infrastructure investments planned by state and local governments, which is fully committed, including : lowering of elevated sections of U .. S .. Route 1 that currently divide parts of National Landing to create better multimodal access and walkability ; two new Metro entrances (Crystal Drive and Potomac Yard) ; a pedestrian bridge to Reagan National Airport ; a new commuter rail station located between two of our Crystal Drive office assets ; and Long Bridge, the planned two - track rail connection between Washington, DC and National Landing .. We include certain statistics in the following slides as outlined in the Memorandum of Understanding (MOU) between Amazon and the Commonwealth of Virginia, executed on November 12 , 2018 , and that identify the proximity of our portfolio to National Landing : specifically, 96 % of our portfolio, excluding non - core assets, is within a 20 - minute commute of National Landing, as calculated on a pre - COVID - 19 Monday morning .. VIRGINIA TECH In the fall of 2020 , Virginia Tech virtually launched the inaugural academic year of its currently under construction $ 1 billion Innovation Campus in National Landing .. This expected powerful demand driver sits adjacent to 2 .. 0 million square feet of development density we own in National Landing and a new, under - construction Potomac Yard Metro station, all approximately one mile south of Amazon's new headquarters .. The campus is part of a 20 - acre innovation district, of which the fully entitled first phase encompasses approximately 1 .. 7 million square feet of space, including four office towers and two residential buildings, with ground - level retail .. On this campus, Virginia Tech intends to create an innovation ecosystem by co - locating academic and private sector uses to accelerate research and development spending, as well as the commercialization of technology .. When the Innovation Campus is fully operational, Virginia Tech plans to annually graduate approximately 750 master students and 150 PhD students in STEM fields .. Virginia Tech, which is expected to occupy 675 , 000 square feet in the Innovation Campus, is also attracting funding from STEM employers (technology, defense and aerospace), including over $ 65 million publicly announced to date from Amazon, Boeing and Northrop Grumman .. DEFINITIONS AND RECONCILIATIONS For certain definitions and reconciliations see pages 20 - 26 .. 4

JBG SMITH IS WELL POSITIONED FOR THE CURRENT ENVIRONMENT 5 ✓ $1B capital recycling goal completed ahead of a deteriorating market ✓ 14.2M shares repurchased YTD at a weighted average per share price of $25.49 ✓ $1.9B of liquidity with well - staggered debt maturities and limited near - term office exposure ✓ 1,583 multifamily units under construction (24% increase in current operating portfolio) with construction costs below 2019 levels; Deliveries expected to commence in 2024 ✓ 8.6M SF Development Pipeline (excluding non - core assets) expected to be fully entitled by 2024 ✓ 2.1M SF Phase I of Amazon’s HQ2 expected to deliver in 2023 ✓ 55 new retailers open or expected to open in National Landing between now and 2024 and first 5G deployment planned to be live by year - end

OUR CORE BUSINESS CONTINUES TO PERFORM EXCEPTIONALLY WELL (1) Based on our National Landing portfolio over the last twelve months. (2) Based on Kastle data as adjusted for building occupancy. We believe peak occupancy, which generally occurs on Tuesday, We dne sday, and Thursday, is one of the best barometers in gauging true utilization of office space. 65% represents the highest average Tues - Thurs period in the first few weeks of October. 6 ✓ Executed 207K SF of office leases; over 50% comprised new leases in National Landing ▪ Two new 36K+ SF defense and technology leases (Federated Wireless and HII); lease terms of 11+ years ▪ Tenants who renewed retained approximately 90% of their space (1) ✓ Partnered with Federated Wireless to offer 5G private wireless across National Landing ▪ Federated Wireless plans to relocate its HQ to National Landing and occupy 36K SF in one of our buildings ✓ Increased Same Store NOI 11.5% YOY for our operating portfolio ▪ Multifamily occupancy up 140bps QOQ to 93.7%; increased rents by 6.7% upon renewal, while achieving a 57% renewal rate ▪ Daily physical occupancy across our National Landing commercial portfolio reached an average of over 65% in October, more than double the lows of January (2) ✓ Acquired our partners’ interests, off - market, in three multifamily assets, totaling $180M ▪ Stabilized weighted average capitalization rate of 4.5% to 5% Q3 AND RECENT HIGHLIGHTS

# PORTFOLIO TRANSFORMATION WELL UNDERWAY

## *OPPORTUNISTICALLY SHIFTING TO MAJORITY MULTIFAMILY AND CONCENTRATING OFFICE IN NATIONAL LANDING*

## PORTFOLIO COMPOSITION

| FORMATION | TODAY[1] | FUTURE[2] |
|---|---|---|


NL Commercial 36%
Other Commercial 38%
Multifamily 26%
NL Commercial 45%
Other Commercial 12%
Multifamily 43%
NL Commercial 50%
Multifamily 50%+

| 17.9M SF DEVELOPMENT PIPELINE | 9.6M SF DEVELOPMENT PIPELINE | 8.6M SF DEVELOPMENT PIPELINE |
|---|---|---|
| 49% NATIONAL LANDING | 68% NATIONAL LANDING | 70%+ NATIONAL LANDING |

## *INVESTED IN THE BEST-LOCATED AND FASTEST-GROWING URBAN/SUBURBAN SUBMARKETS IN THE DC METRO AREA*

Note: Portfolio composition percentages based on square feet. Pie charts include operating portfolio and under-construction assets. National Landing concentration includes operating portfolio, under-construction assets and Development Pipeline.
(1) As of Q3 2022, adjusting for assets that are under firm contract to sell.
(2) Achieving estimated future portfolio composition of 50%+ multifamily assumes all non-core assets are sold or recapitalized, in light of our plans to dispose them.

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DRAMATIC REPOSITIONING OF NATIONAL LANDING NATIONAL LANDING POSITIONED TO BE THE NATION’S PREMIER LIVE - WORK - PLAY DESTINATION 8 1,583 multifamily units under construction with first deliveries anticipated in 2024; potential to start 2,150 units over the next 3 years, balancing neighborhood towards multifamily ✓ 55 new retailers , including new anchor tenants and local and minority - owned businesses, tripling the number of street - level retailers (65% open by year - end 2023; 100% open by year - end 2024) ✓ Establishing National Landing as the first 5G - enabled connected city at scale in the country; 18 5G sites planned to deliver by year - end 2022 ✓ ✓ $6B in physical infrastructure initiatives (fully committed) ✓ Expanded technology ecosystem anchored by Amazon HQ2 (2.1M SF expected to deliver in 2023) and Virginia Tech Innovation Campus (2024 expected delivery) Water Park (rendering) 1900 Crystal Drive (rendering) Amazon HQ2 (Metropolitan Park)

176K SF OF NEW DEMAND 88% FROM OUTSIDE OF NATIONAL LANDING OUR NATIONAL LANDING PORTFOLIO CONTINUES TO CAPTURE DEMAND NATIONAL LANDING IS RETAINING TENANTS AT HIGH RATES, WHILE ATTRACTING NEW TENANTS FROM OTHER SUBMARKETS Note: Data represents last 12 months as of September 30, 2022 for properties in National Landing. 9 529K SF OF RENEWALS REPRESENTATIVE RENEWAL TENANTS REPRESENTATIVE NEW / EXPANSION TENANTS Tenants who renewed retained approximately 90% of their expiring square footage 12.1% 4.9% 20.9% 21.4% 40.7% NL Market Expansion Relocation from MD Relocation from VA Relocation from DC Out of Market Growth Relocation Activity:

NEW DEMAND PROFILES: DEFENSE AND TECHNOLOGY GROWTH

# *WE BELIEVE TENANTS ARE CHOOSING NATIONAL LANDING OVER OTHER MARKETS IN THE DC REGION BECAUSE OF ITS UNIQUE VALUE PROPOSITION*

## DEFENSE TECHNOLOGY





Huntington Ingalls Industries

*HII is the largest military shipbuilder in the United States and is ranked no. 371 in the Fortune 500. They just launched the largest aircraft carrier in the world.*

Total RSF: ~37K
Lease Term: 11.5 Years
Relocating From: DC Ballpark Navy Yard and National Landing non-JBGS owned
Relocating To: 2451 Crystal Drive

**Why National Landing?**

- Improved access to the Pentagon and to HII's expanded customer set across the U.S. Department of Defense and helps HII grow their overall national Capitol region presence.
- A specific real estate solution with premier branding opportunities via highly visible exterior signage, showcase customer facing spaces and expansive views of Washington, DC.
- Access to JBGS' digital infrastructure as HII builds and delivers all-domain defense technology solutions in growth markets such as unmanned systems and autonomy, big data, AI/ML, cyber and LVC solutions.

## ENTERPRISE TECHNOLOGY





fw federated wireless

*Federated is a high-growth private wireless networking company that has raised over $200M and is deploying private networks for the government and private sector.*

Total RSF: ~36K
Lease Term: 11.7 Years
Relocating From: Rosslyn-Ballston Corridor (Northern Virginia) in 25K SF
Relocating and Expanding To: 2121 Crystal Drive

**Why National Landing?**

- JBGS is partnering with Federated to offer private 5G networks to innovative tenants – an amenity for JBGS and a powerful showcase for Federated.
- Attracted to National Landing's converged network of digital infrastructure which is unique in the country.
- Proximity to decision-makers in the public sector was important.
- Connected to JBGS by the Virginia Tech Innovation Campus team, where the founders have deep connections.

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# GLOBAL DEFENSE SPENDING GROWTH AND TECHNOLOGY FOCUS ARE POWERFUL TAILWINDS FOR NATIONAL LANDING

**Historic increases in defense spending in the U.S. and abroad position National Landing to capture growing defense demand, particularly as tech and defense move closer together.**

**While NATO countries have increased defense spending since 2015, spending only averages 1.6% of GDP, although that is changing.**

### DEFENSE SPENDING AMONG TOP SIX NATO ECONOMIES

| COUNTRY | 2021 DEFENSE (% OF GDP) | 2022 UPDATE |
|---|---|---|
| U.S.A. | 3.9% | Senate Appropriations Committee recommending $850B 2023 budget |
| Germany | 1.5% | Committed to 2% for 2022 |
| U.K. | 2.3% | 25% increase suggested by Parliament |
| France | 2.0% | Increase TBD, but committed to by President Macron |
| Italy | 1.4% | Increase suggested by Prime Minister Draghi |
| Spain | 1.0% | Committed to 2% but unclear timeframe |


Germany recently committed €100B to defense modernization and, in March, ordered 35 Lockheed F-35s worth €4B.


Poland committed to raise defense spending to 3% of GDP and is replacing its Russian tanks with U.S. General Dynamics models worth $6B.

**Increases in the U.S. and NATO defense budget benefits National Landing tenants.**

### FY 2020 CONTRACT OBLIGATIONS ($B)


Presence in National Landing
Lockheed Martin $74.2
Raytheon $27.4
General Dynamics $22.6
Boeing $21.5
Northrop Grumman $12.7
ANSER $10.6
Huntington Ingalls $8.0
Humana $6.9
BAE Systems $6.6
L3Harris $6.4

**Pentagon spending $70B+ annually on tech research and implementation.**

**$715B** FY2022 DoD Budget Request → **$743B+** Approved by Congress

***Including...***

**$14.7B** in Science & Technology Spending

**$5.6B** for cybersecurity, comprising...

- **$981M** for cryptology modernization
- **$874M** for artificial intelligence
- **$398M** for 5G communications

**$55B Annual Pentagon IT Spending**

**A recent analysis of the Pentagon IT budget identified 5G, IoT, and artificial intelligence as the drivers of budget priorities.**

**The latest Joint Cloud bidding pool has no traditional defense contractors:**

aws | Microsoft Azure | Google Cloud | ORACLE CLOUD

Sources: Federal Reserve/Bureau of Economic Affairs, NATO, Wall Street Journal, Nasdaq, DeutscheWelt, Bloomberg Government, Department of Defense, GAO, Breaking Defense, Congressional Research Office, Federal Times, Breaking Defense, Deltek, AEI, NOTE: Defense spending shows DoD budget request vs. 2022 Omnibus Appropriations Bill DoD (Line 051).

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CAPITAL ALLOCATION STRATEGY: MAXIMIZE LONG - TERM NET ASSET VALUE PER SHARE OUR WELL - POSITIONED PORTFOLIO AND BALANCE SHEET ENABLE US TO CONTINUE EXECUTING OUR STRATEGY 12 $298M debt capital raised at fixed weighted average interest rate of 3.65% $180M off - market partner buyouts across three multifamily assets (stabilized weighted average cap rate of 4.5% to 5% (3) ) $135M invested in under - construction multifamily development (fixed priced contracts) $361M 14.2M shares repurchased at $25.49 (4) OFFICE AND LAND ASSETS SOLD/RECAPITALIZED AT OR ABOVE NAV (1) (YTD 2022) Note: Data is as of November 1, 2022. (1) Includes $48M increase in Pen Place land sale proceeds. Cap rates exclude sale of Pen Place. (2) Stabilized cap rate represents management’s estimate of the stabilized NOI of the sold or recapitalized assets as a perce nta ge of the sales price plus the estimated leasing cost required to stabilize the assets. (3) Stabilized cap rate represents management’s estimate of the stabilized NOI of the acquired assets as a percentage of the pur chase price. (4) Represents weighted average per share price. Closed YTD $1.0B $1B closed in 2022 • 4.9% average cap rate • 5.5% average cap rate on commercial assets • 6.0% to 6.5% stabilized cap rate (2) • $42 PSF on 3.2M SF of land ADDITIONAL CAPITAL ALLOCATION HIGHLIGHTS (YTD 2022)

STRONG BALANCE SHEET AND LEVERAGE PROFILE THAT SUPPORTS FUTURE G ROWTH Note: Data as of Q3 2022. Data adjusted for acquisitions and dispositions that occurred during and subsequent to quarter end , a nd the repayment of draws under the revolving credit facility. (1) 2.6% weighted average cap strike for consolidated debt and 2.64% for all debt; 1 - year weighted average cap maturity. (2) Enterprise Value is based on closing price per share of $18.58 as of September 30, 2022. (3) $200M Term Loan A - 1 has two one - year by - right extension options, with a fully extended maturity date of January 2027. 13 • $1.9B of liquidity ◦ $287M of cash ◦ $1B undrawn revolver ◦ $50M undrawn Term Loan ◦ Over $500M of estimated multifamily borrowing capacity • 89% fixed or hedged debt (includes caps) (1) • 7.7x Net Debt / Annualized Adjusted EBITDA • 48.6% Net Debt / Enterprise Value (2) WELL - STAGGERED DEBT MATURITY SCHEDULE Weighted Avg. Cost of Debt: 4.3% Weighted Avg. Debt Maturity: 4.0 years (4.2 years including extensions) $132M $83M $105M $78M $85M $6M $37M $308M $37M $104M $98M $385M $17M $215M $125M $33M $175M $200M $350M $0M $100M $200M $300M $400M $500M $600M $700M $800M 2022 2023 2024 2025 2026 2027 2028 2029 2030 National Landing Office Multifamily Non-Core Office Term Loans (3)

KEY ESG MILESTONES AND INITIATIVES 14 ✓ Achieved carbon neutrality for energy consumed across our operating portfolio in September 2021 ▪ Why this matters? Addresses top priority interests to stakeholder groups and aligns JBGS to a low carbon economy ✓ Formed an ESG committee with key business leaders across the organization ▪ Why this matters? Further integrates ESG considerations into financial decision - making and Board advisory ✓ Advancing ESG assurance readiness in preparation for the SEC’s proposed rules on climate - related disclosures ▪ Why this matters? Positions JBGS for a smooth transition to new reporting standards on climate, cybersecurity, and human capital ✓ Developing a net zero strategy ▪ Why this matters? Addresses top priority interests to stakeholder groups and enables JBGS to protect asset value and reduce climate - related risks ✓ JBGS - managed Impact Pool financed 1,750 affordable workforce units to date through Washington Housing Initiative ▪ Why this matters? Promotes inclusive growth and economic mobility through the preservation of affordable housing

APPENDIX

JBG SMITH TODAY Note: Data is as of Q3 2022. (1) Excludes 8001 Woodmont which is still in lease - up. (2) Total Enterprise Value is based on closing price per share of $18.58 as of September 30, 2022. (3) Net Debt to annualized Adjusted EBITDA at our share for the three months ended September 30, 2022 was 7.9x and our Net De bt / total enterprise value was 49.3% as of September 30, 2022. Net Debt to annualized Adjusted EBITDA would have been 7.7x for the three months ended September 30, 2022, and Net Debt / total enterprise value would have been 48.6% as of Se pte mber 30, 2022 after adjusting for acquisitions and dispositions that occurred during and subsequent to quarter end. 16 OPERATING PORTFOLIO COMMERCIAL SF MULTIFAMILY UNITS 8.9M 6,608 Q3 2022 ANNUALIZED NOI $322.0M LEASED PORTFOLIO DEVELOPMENT PIPELINE UNDER - CONSTRUCTION 1,583 UNITS NEAR - TERM DEVELOPMENT PIPELINE 0.2M FUTURE DEVELOPMENT PIPELINE 6.3M SF 3,605 COMMERCIAL SF MULTIFAMILY UNITS BALANCE SHEET NET DEBT/TOTAL ENTERPRISE VALUE (2)(3) 48.6% 1900 Crystal Drive Woonerf Rendering (National Landing) 96.0% WEIGHTED AVERAGE LEASE TERM 5.7 YEARS NET DEBT/ANNUALIZED ADJUSTED EBITDA (3) 7.7x COMMERCIAL MULTIFAMILY (1) 88.3%

OPERATING PORTFOLIO HIGHLIGHTS EXISTING OPERATING PORTFOLIO POISED TO BENEFIT FROM NATIONAL LANDING GROWTH CATALYSTS (1) As of Q3 2022, excluding assets that are under firm contract to sell. (2) Multifamily % leased and % occupied metrics represent operating portfolio excluding 8001 Woodmont which is still in lease up .. Including this asset, the multifamily operating portfolio was 95.5% leased and 93.7% occupied. 17 National Landing 65% Commercial 62% Multifamily 38% Q3 2022 SQUARE FEET BY USE (1) 8.9M SF commercial portfolio 88.3% leased | 85.9% occupied 5.7 - year WALT OPERATING PORTFOLIO HIGHLIGHTS (1)(2) 6,608 units multifamily portfolio 96.0% leased | 94.1% occupied

JBG SMITH CONCENTRATED IN NATIONAL LANDING A NATIONAL LANDING - FOCUSED COMPANY WITH MULTIFAMILY CONCENTRATED IN HIGH - GROWTH, AMENITY - RICH, PROXIMATE SUBMARKETS 18 (1) Represents “Future” state and includes operating portfolio, under - construction assets and Development Pipeline and excludes all non - core assets, in light of our plans to dispose of them. Note: Size of spheres based on square footage. FUTURE JBGS PORTFOLIO (1) 70%+ CONCENTRATED IN NATIONAL LANDING 96% WITHIN A 20 - MINUTE COMMUTE OF NATIONAL LANDING 100% METRO - SERVED 87 WALK SCORE Multifamily Commercial

ESG AWARDS AND ACCOLADES 19 • Achieved Carbon Neutral operations • 5 - star rating (2020 - 2022) • Global Sector Leader (2021 - 2022) – Operating Portfolio and Development • Diversified Leader in the Light Award (2021) • Fitwel Viral Response Certification – Entity and Asset Levels • Fitwel Champion • “Best ESG Investment Fund: Real Estate” by ESG Investing (2022) • JBGS - managed Impact Pool financed 1,750 affordable workforce housing units • Published second D&I report • Founding member of Nareit’s Dividends Through Diversity, Equity & Inclusion CEO council • Diverse Board of Trustees • The Washington Post Top Workplaces (2020, 2022) • LinkedIn Top Companies Real Estate (2022) • Newsweek’s America’s Most Responsible Companies (2020 - 2022) DIVERSITY & INCLUSION

DEFINITIONS CARBON NEUTRAL “Carbon Neutral” means that any Scope 1 or Scope 2 carbon emissions released into the atmosphere from JBG SMITH’s building op era tions is balanced by an equivalent amount being removed. Scope 1 emissions represent natural gas consumed on - site by operating assets. Scope 2 emissions represent purchased electricity consumed on - site by operating assets. To date, our Carbon Neutral achievement has been met via verified carbon offsets and Green - e Certified renewable energy credits purchased and retired. DEVELOPMENT PIPELINE "Development Pipeline" refers to the Near - Term Development and Future Development Pipelines. EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ( "EBITDA"), EBITDA FOR REAL ESTATE ("EBITDA re ") AND "ADJUSTED EBITDA" Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non - GAAP financial measures .. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period - to - period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non - cash expenses (primarily depreciation and amortization on our assets) .. EBITDAre is computed in accordance with the definition established by Nareit .. Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains and losses on sales of real estate and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures .. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures .. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies .. Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write - downs of right - of - use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investments, business interruption insurance proceeds and share - based compensation expense related to the Formation Transaction and special equity awards .. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period - to - period .. Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures .. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results .. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 25 .. ESTIMATED INCREMENTAL INVESTMENT "Estimated Incremental Investment" means management's estimate of the remaining cost to be incurred in connection with the development of an asset as of September 30 , 2022 , including all remaining acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses .. Actual incremental investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies .. ESTIMATED POTENTIAL DEVELOPMENT DENSITY "Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of September 30 , 2022 .. Our current business plans may contemplate development of less than the maximum potential development density for individual assets .. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly .. Given timing, zoning requirements and other factors, we make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates .. 20

DEFINITIONS ESTIMATED TOTAL INVESTMENT "Estimated Total Investment" means, with respect to the development of an asset, the sum of the Historical Cost in such asset and the Estimated Incremental Investment for such asset .. Actual total investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies .. For Future Development assets, Estimated Total Investment represents Historical Cost plus incremental costs to access the Estimated Potential Development Density, but does not include potential entitlement costs or infrastructure costs .. FORMATION TRANSACTION "Formation Transaction" refers collectively to the spin - off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies. FREE RENT “Free rent” means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreeme nt( s). FUTURE DEVELOPMENT PIPELINE "Future Development Pipeline" refers to assets that are development opportunities on which we do not intend to commence const ruc tion within the next three years where we (i) own land or control the land through a ground lease or (ii) are under a long - term conditional contract to purchase, or enter into, a leasehold interest with respect to land. GAAP "GAAP" means accounting principles generally accepted in the United States. HISTORICAL COST "Historical Cost" is a non - GAAP measure which includes the total Historical Cost incurred by JBG SMITH with respect to the devel opment of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs, but exc lud ing any financing costs and ground rent expenses incurred as of September 30, 2022. IN - SERVICE "In - Service" refers to commercial or multifamily operating assets that are at or above 90% leased or have been operating and col lecting rent for more than 12 months as of September 30, 2022. JBG SMITH SHARE "JBG SMITH Share" or "our share" refers to our ownership percentage of consolidated and unconsolidated assets in real estate ven tures. 21

DEFINITIONS METRO - SERVED "Metro - Served" means locations, submarkets or assets that are within 0.5 miles of an existing or planned Metro station. NEAR - TERM DEVELOPMENT PIPELINE "Near - Term Development Pipeline" refers to select assets that have the potential to commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions .. NET DEBT "Net Debt" is a non - GAAP financial measurement .. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share .. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value .. We believe that Net Debt is a meaningful non - GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage .. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction .. In addition, cash and cash equivalents at our share may not be solely controlled by us .. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time .. 22

DEFINITIONS NET OPERATING INCOME ("NOI"), "ANNUALIZED NOI", "ESTIMATED STABI LIZED NOI" AND "PROJECTED NOI YIELD" Net Operating Income ("NOI"), "Annualized NOI", "Estimated Stabilized NOI" and "Projected NOI Yield" are non - GAAP financial measures management uses to assess a segment's performance .. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders .. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable .. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non - cash adjustments, including the accretion of acquired below - market leases and the amortization of acquired above - market leases and below - market ground lease intangibles .. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non - cash items .. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets .. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited .. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently .. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements .. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions .. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended September 30 , 2022 multiplied by four .. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12 month NOI as of September 30 , 2022 .. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12 month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI .. Actual NOI for any 12 month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others .. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release .. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12 month period .. This Investor Presentation also contains management's estimate of stabilized NOI and projections of NOI yield for Under - Construction and Near - Term Development Pipeline assets, which are based on management's estimates of property - related revenue and operating expenses for each asset .. These estimates are inherently uncertain and represent management's plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties .. The property - related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Presentation .. Management's projections of NOI yield are not projections of our overall financial performance or cash flow, and there can be no assurance that the Projected NOI Yield set forth in this Investor Presentation will be achieved .. Projected NOI Yield means our Estimated Stabilized NOI reported as a percentage of (i) Estimated Total Investment and (ii) Estimated Incremental Investment .. Actual initial full year stabilized NOI yield may vary from the Projected NOI Yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the Projected NOI Yields described in this Investor Presentation .. We do not provide reconciliations for non - GAAP estimates on a future basis, including Estimated Stabilized NOI and expected annualized NOI because we are unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort .. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income (loss) .. Additionally, no reconciliation of Projected NOI Yield to the most directly comparable GAAP measure is included in this Investor Presentation because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence .. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors .. NON - SAME STORE “Non - same store” refers to all operating assets excluded from the Same Store pool. 23

DEFINITIONS PERCENT LEASED "Percent Leased" is based on leases signed as of September 30, 2022, and is calculated as total rentable square feet less ren tab le square feet available for lease divided by total rentable square feet expressed as a percentage. Out - of - service square feet are excluded from this calculation. PERCENT OCCUPIED "Percent Occupied" is based on occupied rentable square feet/units as of September 30, 2022, and is calculated as (i) for off ice and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed a s a percentage. Out - of - service square feet and units are excluded from this calculation. SAME STORE "Same Store" refers to the pool of assets that were In - Service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared .. SQUARE FEET OR "SF" "Square Feet" or "SF" refers to the area that can be rented to tenants, defined as (i) for commercial assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management's estimate of approximate rentable square feet, (iii) for Under - Construction assets, management's estimate of approximate rentable square feet based on current design plans as of September 30 , 2022 , and (iv) for Near - Term and Future Development Pipeline assets, management's estimate of developable gross square feet based on current business plans with respect to real estate owned or controlled as of September 30 , 2022 .. TRANSACTION AND OTHER COSTS "Transaction and Other Costs" include demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses .. UNDER - CONSTRUCTION "Under - Construction" refers to assets that were under construction during the three months ended September 30, 2022. 24

# EBITDA, EBITDARE AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP) (UNAUDITED)

| dollars in thousands | Three Months Ended September 30, 2022 | Three Months Ended September 30, 2021 | Nine Months Ended September 30, 2022 | Nine Months Ended September 30, 2021 |
|---|---|---|---|---|
| EBITDA, EBITDAre and Adjusted EBITDA | | | | |
| Net income (loss) | $ (21,581) | $ 996 | $ 119,836 | $ (26,391) |
| Depreciation and amortization expense | 50,056 | 56,726 | 157,597 | 178,130 |
| Interest expense | 17,932 | 17,243 | 50,251 | 50,312 |
| Income tax expense | 166 | 217 | 2,600 | 4,527 |
| Unconsolidated real estate ventures allocated share of above adjustments | 7,725 | 10,147 | 27,048 | 30,892 |
| EBITDA attributable to noncontrolling interests | (28) | (54) | (101) | 976 |
| EBITDA | $ 54,270 | $ 85,275 | $ 357,231 | $ 238,446 |
| Gain on the sale of real estate, net | — | — | (158,631) | (11,290) |
| Gain on the sale of unconsolidated real estate assets | — | (23,137) | (6,179) | (28,326) |
| Impairment related to unconsolidated real estate ventures [1] | 15,401 | 1,380 | 15,401 | 1,380 |
| EBITDAre | $ 69,671 | $ 63,518 | $ 207,822 | $ 200,210 |
| Transaction and other costs, net of noncontrolling interests [2] | 1,746 | 2,951 | 4,598 | 7,803 |
| (Income) loss from investments, net | 567 | — | (14,721) | — |
| Loss on the extinguishment of debt | 1,444 | — | 3,073 | — |
| Share-based compensation related to Formation Transaction and special equity awards | 548 | 3,480 | 4,369 | 12,866 |
| Earnings and distributions in excess of our investment in unconsolidated real estate venture | (18) | (280) | (583) | (702) |
| Unconsolidated real estate ventures allocated share of above adjustments | 34 | 130 | 2,079 | 170 |
| Adjusted EBITDA | $ 73,992 | $ 69,799 | $ 206,637 | $ 220,347 |
| | | | | |
| Net Debt to Annualized Adjusted EBITDA [3] | 7.9 x | 7.9 x | 8.4 x | 7.5 x |

| | September 30, 2022 | September 30, 2021 |
|---|---|---|
| Net Debt (at JBG SMITH Share) | | |
| Consolidated indebtedness [4] | $ 2,382,429 | $ 2,063,426 |
| Unconsolidated indebtedness [4] | 215,341 | 362,698 |
| Total consolidated and unconsolidated indebtedness | 2,597,770 | 2,426,124 |
| Less: cash and cash equivalents | 272,388 | 213,612 |
| Net Debt (at JBG SMITH Share) | $ 2,325,382 | $ 2,212,512 |

Note: All EBITDA measures as shown above are attributable to common limited partnership units.

(1) Related to decreases in the value of the underlying assets.

(2) Includes demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses.

(3) Calculated using Net Debt. Quarterly Adjusted EBITDA is annualized by multiplying by four. Adjusted EBITDA for the nine months ended September 30, 2022 and 2021 is annualized by multiplying by 1.33. Net Debt to annualized Adjusted EBITDA would have been 7.7x and 8.8x for the three and nine months ended September 30, 2022, after adjusting for acquisitions and dispositions that occurred during and subsequent to quarter end.

(4) Net of premium/discount and deferred financing costs.

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# NOI RECONCILIATIONS (NON-GAAP) (UNAUDITED)

| dollars in thousands | Three Months Ended September 30, 2022 | Three Months Ended September 30, 2021 | Nine Months Ended September 30, 2022 | Nine Months Ended September 30, 2021 |
|---|---|---|---|---|
| Net income (loss) attributable to common shareholders | $ (19,293) | $ 893 | $ 103,950 | $ (22,811) |
| Add: | | | | |
| Depreciation and amortization expense | 50,056 | 56,726 | 157,597 | 178,130 |
| General and administrative expense: | | | | |
| Corporate and other | 12,072 | 12,105 | 42,669 | 38,475 |
| Third-party real estate services | 21,230 | 25,542 | 72,422 | 80,035 |
| Share-based compensation related to Formation Transaction and special equity awards | 548 | 3,480 | 4,369 | 12,866 |
| Transaction and Other Costs | 1,746 | 2,951 | 4,632 | 8,911 |
| Interest expense | 17,932 | 17,243 | 50,251 | 50,312 |
| Loss on the extinguishment of debt | 1,444 | — | 3,073 | — |
| Income tax expense | 166 | 217 | 2,600 | 4,527 |
| Net income (loss) attributable to redeemable noncontrolling interests | (2,546) | 103 | 15,712 | (2,472) |
| Net income (loss) attributable to noncontrolling interests | 258 | — | 174 | (1,108) |
| Less: | | | | |
| Third-party real estate services, including reimbursements revenue | 21,845 | 25,842 | 67,972 | 90,694 |
| Other revenue | 1,764 | 1,568 | 5,758 | 5,658 |
| Income (loss) from unconsolidated real estate ventures, net | (13,867) | 20,503 | (12,829) | 23,513 |
| Interest and other income, net | 984 | 192 | 16,902 | 163 |
| Gain on the sale of real estate, net | — | — | 158,631 | 11,290 |
| Consolidated NOI | 72,887 | 71,155 | 221,015 | 215,547 |
| NOI attributable to unconsolidated real estate ventures at our share | 7,107 | 7,336 | 22,371 | 22,951 |
| Non-cash rent adjustments (1) | (6,018) | (3,701) | (9,787) | (12,554) |
| Other adjustments (2) | 6,230 | 4,683 | 20,689 | 14,608 |
| Total adjustments | 7,319 | 8,318 | 33,273 | 25,005 |
| NOI | $ 80,206 | $ 79,473 | $ 254,288 | $ 240,552 |
| Less: out-of-service NOI loss (3) | (548) | (2,019) | (4,043) | (4,638) |
| Operating Portfolio NOI | $ 80,754 | $ 81,492 | $ 258,331 | $ 245,190 |
| Non-Same Store NOI (4) | 2,645 | 11,450 | 26,828 | 40,262 |
| Same Store NOI (5) | $ 78,109 | $ 70,042 | $ 231,503 | $ 204,928 |
| | | | | |
| Change in Same Store NOI | 11.5 % | | 13.0% | |
| Number of properties in Same Store pool | 53 | | 52 | |

(1) Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2) Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3) Includes the results of our Under-Construction assets, and Near-Term and Future Development Pipelines.
(4) Includes the results of properties that were not In-Service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5) Includes the results of the properties that are owned, operated and In-Service for the entirety of both periods being compared.

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